Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2010, relating to the consolidated financial statements of Education Realty Trust, Inc. (“The Trust”), and the effectiveness of the Trust’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Trust for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Memphis, Tennessee
June 30, 2010